Exhibit 99.1

HWH International Inc. and Subsidiaries

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended

December 31, 2023 and 2022

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

HWH International Inc. and Subsidiaries

Bethesda, Maryland

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of HWH International Inc. and Subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Consolidated Financial Statements

As discussed in Note 3 to the consolidated financial statements, the 2022 consolidated financial statements have been restated to correct certain misstatements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

GRASSI & CO., CPAs, P.C.

We have served as the Company’s auditor since 2022.

Jericho, New York

March 25, 2024

1

HWH International Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31, 2023	December 31, 2022 (as restated)
ASSETS

Current Assets
Cash	$878,803	$1,651,088
Accounts Receivable, net	28,611	9,070
Inventory	1,977	34,126
Other receivables	41,203	35,717
Convertible note receivable - related party	-	198,125
Prepaid expenses	6,862	17,828
Total Current Assets	$957,456	$1,945,954

Non-Current Assets
Property and Equipment, net	$129,230	$166,338
Investment in associate, related party	-	155,369
Deposits	298,324	305,036
Operating lease right-of-use assets, net	598,508	973,069
Total Non-Current Assets	$1,026,062	$1,599,812

TOTAL ASSETS	$1,983,518	$3,545,766

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$137,199	$60,771
Accrued commissions	85,206	143,383
Due to related parties, net	2,118,495	1,663,668
Operating lease liabilities - Current	429,687	419,303
Deferred revenue	-	21,198
Total Current Liabilities	$2,770,587	$2,308,323

Non-Current Liabilities
Operating lease liabilities - Non-current	$182,380	$559,330
Total Non-Current Liabilities	$182,380	$559,330

Commitments and Contingencies

Stockholders’ (Deficit) Equity
Preferred stock, US$0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2023 and 2022	$-	$-
Common stock, US$.001 par value; 500,000,000 shares authorized; 10,000 shares issued and outstanding as of December 31, 2023, and 50,000,000 shares authorized; 10,000 shares issued and outstanding as of December 31, 2022	10	10
Accumulated other comprehensive loss	(197,040)	(200,039)
(Accumulated deficit) Retained earnings	(781,085)	873,306
Total HWH International Inc. Stockholders’ (deficit) equity	$(978,115)	$673,277
Non-controlling interests	8,666	4,836
Total Stockholders’ (Deficit) Equity	(969,449)	678,113

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$1,983,518	$3,545,766

The accompanying notes are an integral part of these consolidated financial statements.

2

HWH International Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

	Year Ended December 31, 2023	Year Ended December 31, 2022 (As restated)

Revenues:
- Membership	$12,293	$751,452
- Non-membership	818,226	451,438
Total Revenue	$830,519	$1,202,890

Cost of revenues
- Membership	$(13,827)	$(523,243)
- Non-membership	(320,998)	(165,122)
Total Cost of revenue	$(334,825)	$(688,365)

Gross profit	$495,694	$514,525

Operating expenses
General and administrative expenses	$(1,874,528)	$(1,471,898)
Impairment of convertible note receivable – related party, and investment in associate, related party	(493,898)	-
Total operating expenses	$(2,368,426)	$(1,471,898)

Other income (expense)
Other income	$187,282	$146,711
Unrealized gain (loss) on related party transactions	68,787	(29,551)
Loss on equity method investment, related party	(33,898)	(100,949)
Total Other Income	$222,171	$16,211

Loss before provision for income taxes	$(1,650,561)	$(941,162)

Provision for income taxes	-	-

Net loss	$(1,650,561)	$(941,162)

Less: Net income attributable to the non-controlling interests	$3,830	$4,836

Net loss attributable to common shareholders	$(1,654,391)	$(945,998)

Other Comprehensive Income, Net of Tax:
Foreign currency translation adjustments	$2,999	$19,608
Total Other Comprehensive Income, Net of Tax:	$2,999	$19,608

Comprehensive Loss	$(1,651,392)	$(926,390)

Weighted average number of shares of common stock outstanding - basic and diluted	10,000	10,000

Net loss per common share - basic and diluted	$(165.44)	$(94.60)

The accompanying notes are an integral part of these consolidated financial statements.

3

HWH International Inc. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

	Common stock (shares)	Common stock (amount)	Accumulated Other Comprehensive Loss	Retained Earnings (Accumulated Deficit)	Total HWH Int’l Inc. Stockholders’ equity (deficit)	Non-controlling interests	Total Stockholders’ equity (deficit)

Balances at December 31, 2021	10,000	$10	$(219,647)	$1,819,304	$1,599,667	$-	$1,599,667

Net loss (as restated)				(945,998)	(945,998)	4,836	(941,162)
Foreign currency translation adjustment			19,608	-	19,608		$19,608

Balances at December 31, 2022 (as restated)	10,000	$10	$(200,039)	$873,306	$673,277	$4,836	$678,113

Net loss	-	-		(1,654,391)	(1,654,391)	3,830	(1,650,561)
Foreign currency translation adjustment	-	-	2,999	-	2,999	-	2,999

Balances at December 31, 2023	10,000	$10	$(197,040)	$($781,085)	$(978,115)	$8,666	$(969,449)

The accompanying notes are an integral part of these consolidated financial statements.

4

HWH International Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31, 2023	Year Ended December 31, 2022 (as restated)
Cash flows from operating activities:
Net loss	$(1,650,561)	$(941,162)

Adjustments to reconcile net loss to net cash used in operating activities:
Unrealized (gain) loss on related party transactions	(68,787)	29,551
Loss on equity method investment, related party	33,898	100,949
Depreciation expense	58,006	33,867
Non-cash lease expense	509,340	356,556
Impairment of convertible note receivable – related party, and investment in associate, related party	493,898	-
Inventory written off expenses	30,753	-

Change in operating assets and liabilities:
Receivable from related party	(13,973)	83,233
Convertible note receivable - related party	(165,643)	(121,403)
Other receivables	89,900	67,175
Prepaid commissions	6,651	294,700
Deposits	1,008	(81,934)
Inventory	184	10,566
Accounts payable and accrued expenses	70,669	48,223
Accrued commissions	(54,247)	36,615
Income tax payable	-	(36,134)
Value added tax withheld	(98,223)	(82,981)
Deferred revenue	(20,814)	(641,029)
Operating Lease Liabilities	(508,018)	(365,324)
Net cash used in operating activities	$(1,285,959)	$(1,208,532)

Cash flows from investing activities:
Purchases of property and equipment	$(14,574)	$(166,855)
Investment in an associate	-	(256,318)
Net cash used in investing activities	$(14,574)	$(423,173)

Cash flows from financing activities:
Advance from related parties	$526,323	$718,671
Net cash provided by financing activities	$526,323	$718,671

Net (decrease) in cash	(774,210)	(913,034)
Effects of foreign exchange rate on cash	1,925	(86,692)
Cash at beginning of year	1,651,088	2,650,814
Cash at end of year	$878,803	$1,651,088

Supplemental disclosure of non-cash investing and financing activities
Initial recognition of operating lease right-of-use asset and liability	$125,331	$1,134,004

The accompanying notes are an integral part of these consolidated financial statements.

5

HWH International Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Note 1. Nature of Operations

HWH International Inc. (“HWH”) and its consolidated subsidiaries (collectively, the “Company”) operate a food and beverage (“F&B”) business in Singapore and South Korea. The Company operates a membership model in which individuals pay an upfront membership fee to become members. As members, these individuals receive discounted access to products and services offered by the Company’s affiliates. Previously, the Company had approximately 9,000 members, primarily in South Korea. Currently, this membership business has been temporarily suspended.

A reorganization of the Company’s legal entity structure was completed in July 2022. The reorganization involved the incorporation of HWH in March 2022 and the acquisition of companies under common control, F&B Holding Pte. Ltd. and F&B One Pte. Ltd in July 2022, as wholly owned subsidiaries of HWH. HWH is wholly-owned by Alset International Limited, a public company listed on the Singapore Exchange Securities Trading Limited. In the transactions under common control, financial statements and financial information were presented as of the beginning of the period as though the assets and liabilities had been transferred at that date.

The following chart describes the Company’s ownership of various subsidiaries:

HWH International Inc (Nevada, USA)
100%
Health Wealth Happiness Pte. Ltd. (Singapore)
100%
Hapi Travel Pte. Ltd. (Singapore)
100%
Hapi WealthBuilder Pte. Ltd. (Singapore)
100%
HWH Marketplace Pte. Ltd. (Singapore)
100%
HWH World Inc. (Korea)
100%
HWH World Limited (Hong Kong)
100%
HWH World Pte. Ltd. (Singapore)
100%
HWH World Inc. (Nevada, USA)
100%
Hapi Cafe Inc. (Texas, USA)
100%
HWH KOR Inc. (Delaware, USA)
100%
Hapi Cafe Korea Inc. (Korea)
100%
Hapi Cafe SG Pte. Ltd. (Singapore)
28%
Ketomei Pte. Ltd. (Singapore)
100%
Alset F&B Holdings Pte. Ltd. (Singapore)
60%
Hapi Cafe Sdn. Bhd. (Malaysia)
50%
Ketomei Sdn Bhd (Malaysia)
90%
Alset F&B One Pte. Ltd. (Singapore)
100%
Alset F&B (PLQ) Pte. Ltd. (Singapore)

6

The Company mainly focused on the F&B business in 2023. During the years ended December 31, 2023, and 2022, substantially all of the Company’s business was generated by its wholly owned subsidiaries, 2% and 63% from HWH World Inc. (“HWH Korea”) and 98% and 37% from F&B business respectively; 49% and 28% from Alset F&B One Pte. Ltd (“F&B1”), 6% and 2% from Hapi Café Korea Inc.(“HCKI”), 22% and 7% from Hapi Café SG Pte. Ltd. (“HCSGPL”) and 21% and 0% from Alset F&B (PLQ) Pte. Ltd. (“F&BPLQ”). HWH Korea was incorporated in the Republic of Korea (“South Korea”) on May 7, 2019. HWH Korea is in the business of sourcing and distributing dietary supplements and other health products through its network of members in South Korea. HWH Korea generates product sales via its direct sale model as products are sold to its members. Through the use of a Hapi Gig platform that combines e-commerce, social media, and a customized rewards system, HWH Korea equips, trains, and empowers its members. F&B1 was incorporated in Singapore on April 10, 2017, HCSGPL was incorporated in Singapore on April 4, 2022, and F&BPLQ was incorporated in Singapore on November 11, 2022. F&B1, HCSGPL, and F&BPLQ are in the F&B business in Singapore.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements and related notes include all the accounts of the Company and its wholly owned subsidiaries. They have been prepared in accordance with the accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany transactions have been eliminated in consolidation.

Functional and Reporting Currency

The functional and reporting currency of the Company is the United States dollar (“$”). The financial records of the Company’s subsidiaries located in South Korea, Singapore, Hong Kong, and Malaysia are maintained in their local currencies, the Korean Won (₩) Singapore Dollar (S$) Hong Kong Dollar (HK$) and Malaysian Ringgit (MYR), which are also the functional currencies of these entities.

Use of estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the balance sheets and reported amounts of revenues and expenses during the reporting periods. Estimates are used in determining, among other items, allowance for credit losses, inventory reserve, income taxes and contingencies. Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”, for assets and liabilities measured at fair value on a recurring basis. ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying values reported in balance sheets for current assets and liabilities approximate their estimated fair market values based on the short-term maturity of these instruments.

7

Cash and cash equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of acquisition to be cash equivalents. There were no cash equivalents as of December 31, 2023 and 2022.

Inventory

Inventory is stated at the lower of cost or net realizable value. Cost is determined using the first-in, first-out method and includes all costs in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs necessary to make the sale. As of December 31, 2023 and 2022, inventory consisted of finished goods procured from suppliers. The Company continuously evaluates the need for reserve for obsolescence and possible price concessions required to write-down inventory to its net realizable value. The Company determined that total inventory with original cost of $30,753 requires write off and recorded it in the cost of revenue (non-membership) for the year ended December 31, 2023.

Leases

The Company follows FASB ASC Topic 842 in accounting for its operating lease right-of-use assets and operating lease liabilities. At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assesses whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all of the economic benefits from the use of the asset and whether it has the right to control the use of the asset. The right-of-use assets and related lease liabilities are recognized at the lease commencement date. The Company recognizes operating lease expenses on a straight-line basis over the lease term.

Right-of-use of assets

The right-of-use of asset is measured at cost, which comprises the amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Lease liabilities

Lease liability is measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise mainly of fixed lease payments.

Short-term leases and leases of low value assets

The Company has elected to not recognize right-of-use assets and lease liabilities for short-term leases that have a lease term of 12 months or less and leases of low value assets. Lease payments associated with these leases are expensed as incurred.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost, less depreciation. Repairs and maintenance are expensed as incurred. Expenditures incurred as a consequence of acquiring or using the asset, or that increase the value or productive capacity of assets are capitalized. When property and equipment is retired, sold, or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in statement of operations. Depreciation is computed by the reducing balance method (after considering their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Office Equipment	3 – 5 years
Furniture and Fittings	3 – 5 years
Kitchen Equipment	3 – 5 years
Operating Equipment	3 – 5 years
Leasehold Improvements	Shorter of lease life or asset life

8

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Deposit:

Deposit represents mostly rental deposit paid for the office used.

Revenue Recognition

ASC 606 – Revenue from Contracts with Customers (“ASC 606”), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these goods or services. The provisions of ASC 606 include a five-step process by which the determination of revenue recognition, depicting the transfer of goods or services to customers in amounts reflecting the payment to which the Company expects to be entitled in exchange for those goods or services. ASC 606 requires the Company to apply the following steps:

 (1) identify the contract with the customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, performance obligations are satisfied.

The Company generates its revenue primarily from membership fees, product sales and F&B business.

Membership Fee: The Company collects an annual membership fee from its members. The fee is fixed, paid in full at the time upon joining the membership and is not refundable. The Company’s performance obligation is to provide its members the right to (a) purchase products from the Company, (b) access to certain back-office services, (c) receive commissions and (d) attend corporate events. The associated performance obligation is satisfied over time, generally over the term of the membership agreement which is for a one-year period. The Company recognizes revenue from membership fee over the one-year period of the membership.

Product Sales: The Company’s performance obligation is to transfer ownership of its products to its Members. The Company generally recognizes revenue when product is delivered to its members. Revenue is recorded net of applicable taxes, allowances, refund or returns. The Company receives the net sales price in cash or through credit card payments at the point of sale.

If any member returns a product to the Company on a timely basis, they may obtain a replacement product from the Company for such returned products. We do not have buyback program. However, when the customer requests a return and management decides that the refund is necessary, we initiate the refund after deducting all the benefits that a member has earned. The returns are deducted from our sales revenue on our financial statements. Allowances for product and membership returns are provided at the time the sale is recorded. This accrual is based upon historical return rates for each country and the relevant return pattern, which reflects anticipated returns to be received over a period of up to 12 months following the original sale. Product and membership returns for the years ended December 31, 2023 and 2022 were approximately $1,183 and $41,755, respectively. The table below represents a breakout of the returns related to product sales and the returns related to memberships:

	Returns
	Membership	Products	Total
	$	$	$

December 31, 2022	41,755	-	41,755
December 31, 2023	-	1,183	1,183

9

Food and Beverage: The revenue received from Food and Beverage business for the years ended December 31, 2023 and 2022 were $ 817,761 and $ 449,239 respectively.

Deferred Revenue

The Company records all unearned revenue from membership sales as deferred revenue. Deferred revenue was $0 as of December 31, 2023. Deferred revenue of $21,198 as of December 31, 2022 consisted of unearned membership fee of $21,198.

Contract assets and liabilities

Below is a summary of the beginning and ending balances of the Company’s contract assets and liabilities as of December 31, 2023 and 2022.

Prepaid Sales Commission	December 31, 2023	December 31, 2022

Balances at the beginning of the year	$6,839	$319,649
Movement for the year	(6,839)	(312,810)
Balances at the end of the year	$0	$6,839

Deferred Revenue	December 31, 2023	December 31, 2022

Balances at the beginning of the year	$21,198	$700,385
Movement for the year	(21,198)	(679,187)
Balances at the end of the year	$0	$21,198

Value-added Tax

The Company is obligated to pay value-added tax (“VAT”), among other things, on its inventory purchase as well as its rent payments and payment of professional fees. As of December 31, 2023 and 2022, included in other receivables was VAT paid of $37,179 and $32,607, respectively, due primarily to the purchase of inventory and payment of rents and accounting fees.

10

Cost of revenue

Cost of revenue is consisted of the cost of procuring finished goods from suppliers and related shipping and handling fees from 3rd parties money platform, contractor fees for part-time staff, franchise commission and sales commission from membership business.

Below is a breakdown of the Company’s cost of revenue for the years ended December 31, 2023 and 2022.

December 31, 2023	Total

Finished goods	$151,703
Related shipping	9,346
Handling fee	22,629
Contractor fee	30,977
Franchise commission	18,428
Sales commission	13,827
Inventory written off	30,753
Depreciation	57,162
Total of Cost of revenue	$334,825

December 31, 2022

Finished goods	$97,058
Related shipping	10,376
Handling fee	10,945
Contractor fee	18,568
Franchise commission	17,624
Sales commission	501,483
Depreciation	32,311
Total of Cost of revenue	$688,365

Shipping and Handling Fees

The Company utilizes the practical expedient under ASC 606-10-25-18B to account for its shipping and handling as fulfillment activities, and not a promised service (a revenue element). Shipping and handling fees are included in costs of revenue within the statements of operations.

Commission Expense

The Company compensates its sales leaders with leadership incentives for services rendered, relating to the development, retention, and management of their sales organizations. Leadership incentives are payable based on achieved sales volume, which are recorded in cost of revenue. Member will get 25% commission of the membership fee income if the member successfully refers a new member to subscribe to the membership. The commission will be payable after the referee’s membership is confirmed and been paid by the new member.

11

Advertising Expenses

Costs incurred for advertising the Company’s products are charged to operations as incurred. Advertising expenses for the years ended December 31, 2023 and 2022 were $4,191 and $57,347, respectively.

Income Taxes

The Company accounts for income taxes pursuant to the provision of ASC 740-10, “Accounting for Income Taxes” (“ASC 740-10”), which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred tax asset will not be realized. Tax positions that meet the more likely than not recognition threshold are measured at the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.

The Company follows the provision of ASC 740-10 related to Accounting for Uncertain Income Tax Positions. When tax returns are filed, there may be uncertainty about the merits of positions taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

The Company has not recorded any unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to income taxes in income tax expense.

Earnings (Loss) per Share

Basic earnings (loss) per share is computed by dividing the net income (loss) attributable to the common shareholders by weighted average number of shares of common stock outstanding during the period. Fully diluted earnings (loss) per share is computed similar to basic income (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the years ended December 31, 2023 and 2022.

Non-controlling interests

Non-controlling interests represent the equity in a subsidiary not attributable, directly or indirectly, to owners of the Company, and are presented separately in the consolidated statements of operation and comprehensive income, and within equity in the Consolidated Balance Sheets, separately from equity attributable to owners of the Company.

On December 31, 2023 and 2022, the aggregate non-controlling interests in the Company were ($3,830) and ($4,836), respectively.

Liquidity and Capital Resources

In the year of 2023, we incurred a net loss, a loss from operations and negative cash flow from operations as we expanded our business of operating cafés and restructured our membership business.

Notwithstanding the above, the Company believes that the available cash in the Company’s bank accounts, anticipated cash from operations, and financing availability from related parties are sufficient to fund our operations for at least the next 12 months. The Company’s capital requirements for the planned expansion are based on, among other items, geographical specific property costs, team requirements, and marketing steps needed. Our expansion shall consist of plans to take over leases of existing Hapi Cafes we currently do not own, as we look to add Hapi Cafes over the next two (2) years. If we take over these existing leases, it will require a minimum investment for each lease we take over for each Hapi Café. Proceeds received as a result of the anticipated business combination, will allow us to seek these expansion plans. Depending on the amount of proceeds we raise as part of the anticipated business combination, we may or may not need or seek additional funding or alter our strategic growth plans after the business combination is effectuated. There is no guarantee that we will be able to execute on our plans as laid out above.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern and do not contain any adjustments that might be required should the Company be unable to continue as a going concern.

The Company has obtained a letter of financial support from Alset International Limited and Alset Inc., a direct and indirect owner of the Company, respectively. Alset International Limited and Alset Inc. committed to provide any additional funding required by the Company and would not demand repayment through twelve months from the issuance of these consolidated financial statements.

12

Recently Adopted Accounting Pronouncement

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326). The update provides guidance on the measurement of credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The amendment replaces the current incurred loss impairment approach with a methodology to reflect expected credit losses and requires consideration of a broader range of reasonable and supportable information to explain credit loss estimates. The Company adopted the provisions of this new accounting standard at the beginning of fiscal 2023 using the modified retrospective approach and did not have a material impact on its consolidated financial statements.

Note 3. Restatement of Prior Year Presentation

In preparing our 2023 consolidated financial statements, the Company identified certain misstatements. We have restated the 2022 consolidated financial statement to correct the errors. These restatements are summarized below.

Consolidated Statement of Operations and Other Comprehensive Loss for the Year Ended on December 31, 2022

	As Previously Reported	Restatement of Prior Year Presentation #	As Restated

Revenues:
- Membership	$751,452	$-	$751,452
- Non-membership	451,438	-	451,438
Total Revenue	$1,202,890	$-	$1,202,890

Cost of revenue
- Membership	$(523,243)	$-	$(523,243)
- Non-membership	(132,811)	(32,311)	(165,122)
Total Cost of revenue	$(656,054)	$(32,311)	$(688,365)

Gross profit	$546,836	$(32,311)	$514,525

Operating expenses:
General and administrative expenses	$(1,583,174)	$111,276	$(1,471,898)
Total operating expenses	$(1,583,174)	$111,276	$(1,471,898)

Other income (expense)
Other income	$147,209	$(498)	$146,711
Unrealized (loss) on related party transactions	-	(29,551)	(29,551)
Loss on equity method investment, related party	-	(100,949)	(100,949)
Total Other Income	$147,209	$(130,998)	$16,211

Loss before provision for income taxes	$(889,129)	$(52,033)	$(941,162)

Provision for income taxes	-	-	-

Net loss	$(889,129)	$(52,033)	$(941,162)

Less: Net (loss) income attributable to non-controlling interests	(4,836)	9,672	4,836
Net loss attributable to common stockholders	(884,293)	(61,705)	(945,998)

Other Comprehensive Income, Net of Tax:
Foreign exchange translation adjustment	24,444	(4,836)	19,608
Total Other Comprehensive Income, Net of Tax:	$24,444	$(4,836)	$19,608

Comprehensive (loss):	$(859,849)	$(66,541)	$(926,390)

Weighted average number of shares of common stock outstanding - basic and diluted	10,000	10,000	10,000
Net loss per common share - basic and diluted	(88.43)	(6.17)	(94.60)

# Being restated cost of revenue – non-membership was adjusted from $132,811 to $165,122, general and administrative expenses was adjusted from $1,583,174 to $1,471,898, other income was adjusted from $147,209 to $146,711, unrealized (loss) on related party transactions was adjusted from $0 to $29,551, loss on equity method investment, related party was adjusted from $0 to $100,949 and net (loss) income attributable to non-controlling interests was adjusted from ($4,836) to $4,836.

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Consolidated Balance Sheet as of December 31, 2022

	As Previously Reported	Restatement of Prior Year Presentation #	As Restated
ASSETS

Current Assets
Cash and cash equivalents	$1,651,088	$-	$1,651,088
Accounts receivable, net	9,070	-	9,070
Inventory	34,126	-	34,126
Other receivables	337,798	(302,081)	35,717
Convertible note receivable - related party	-	198,125	198,125
Prepaid expenses	17,828	-	17,828
Total Current Assets	$2,049,910	$(103,956)	$1,945,954

Non-Current Assets
Property and Equipment, net	$166,338	$-	$166,338
Investment in associate, related party	207,402	(52,033)	155,369
Deposit	305,036	-	305,036
Operating lease right-of-use assets, net	973,069	-	973,069
Total Non-Current Assets	$1,651,845	$(52,033)	$1,599,812

TOTAL ASSETS	$3,701,755	$(155,989)	$3,545,766

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued expenses	$63,354	$(2,583)	$60,771
Accrued commissions	143,383	-	143,383
VAT payable	101,373	(101,373)	-
Due to related party, net	1,663,668	-	1,663,668
Operating lease liabilities - Current	419,303	-	419,303
Deferred revenue	21,198	-	21,198
Total Current Liabilities	$2,412,279	$(103,956)	$2,308,323

Non-Current Liabilities
Operating lease liabilities - Non-current	$559,330	$-	$559,330
Total Non-Current Liabilities	$559,330	$-	$559,330

Commitments and Contingencies

Stockholders’ Equity
Preferred stock, US$0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of December 31, 2022	$-	$-	$-
Common stock, US$.001 par value; 50,000,000 shares authorized; 10,000 shares issued and outstanding as of December 31, 2022	10	-	10
Accumulated other comprehensive loss	(195,203)	(4,836)	(200,039)
Retained earnings	930,175	(56,869)	873,306
Total HWH International Inc. Stockholders’ equity	$734,982	$(61,705)	$673,277
Non-controlling interests	(4,836)	9,672	4,836
Total Stockholders’ Equity	730,146	(52,033)	678,113

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,701,755	$(155,989)	$3,545,766

# Being restated other receivables was adjusted from $337,798 to $35,717, convertible note receivable- related party was adjusted from $0 to $198,125, investment in associate, related party was adjusted and restated from $207,402 to $155,369, accounts payable and accrued expenses were adjusted from $63,354 to $60,771, VAT payable was adjusted from $101,373 to $0, accumulated other comprehensive loss was adjusted from ($195,203) to ($200,039), retained earnings was adjusted from $930,175 to $873,306, and non-controlling interest was adjusted from $(4,836) to $4,836.

Note 4. Accounts receivable, net

The receivable at December 31, 2023, 2022 and 2021 for $28,611, $9,070 and $2,519, respectively, represents collection received by the credit card processor in F&B business and rent receivable. Accounts receivable are recorded at invoiced amounts net of an allowance for credit losses and do not bear interest. The allowance for credit losses is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The measurement and recognition of credit losses involves the use of judgment. Management’s assessment of expected credit losses includes consideration of current and expected economic conditions, market and industry factors affecting the Company’s customers (including their financial condition), the aging of account balances, historical credit loss experience, customer concentrations, customer creditworthiness, and the existence of sources of payment The Company also establishes an allowance for credit losses for specific receivables when it is probable that the receivable will not be collected and the loss can be reasonably estimated. Accounts receivable considered uncollectible are charged against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. As of December 31, 2023 and 2022, the allowance for credit losses was an immaterial amount. The Company does not have any off-balance sheet credit exposure related to its customers.

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Note 5. Prepaid commissions

During the normal course of business, the Company pays commission to its members for product sales as well as membership sales. Prepaid commissions are recorded for commissions paid on membership sales and recognized as an expense over the same period as the related membership revenue.

Note 6. Inventory

As of December 31, 2023 and 2022, the balance of finished goods was $1,977 and $34,126, respectively. During the year ended December 31, 2023, the Company wrote off $30,753 of expired, slow-moving and obsolete inventory. This was recorded in the Company’s consolidated statement of operations in cost of revenue (non-membership) during the year ended December 31, 2023. There was no provision for slow-moving or obsolete inventory during the year ended December 31, 2022.

Note 7. Property and Equipment, net

The components of property and equipment are as follows:

December 31, 2023	Total

Office Equipment	$30,861
Furniture and Fittings	46,376
Kitchen Equipment	23,044
Operating Equipment	8,522
Leasehold Improvements	$122,083

Depreciation:
Office equipment	(15,848)
Furniture and Fittings	(31,518)
Kitchen Equipment	(8,368)
Operating Equipment	(3,373)
Leasehold Improvements	(42,549)
Total, net	$129,230

December 31, 2022

Office Equipment	$25,391
Furniture and Fittings	42,851
Kitchen Equipment	20,257
Operating Equipment	8,384
Leasehold Improvements	111,924

Depreciation:
Office Equipment	(23,449)
Furniture and Fittings	(1,671)
Kitchen Equipment	(3,240)
Operating Equipment	(1,223)
Leasehold Improvements	(12,886)
Total, net	$166,338

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For the years ended December 31, 2023 and 2022, the Company recorded depreciation expenses of $58,006 and $33,867, respectively.

Note 8. Accrued Commissions

Accrued commissions as of December 31, 2023, and 2022 represent mainly sales commission payable. For the years ended December 31, 2023, and 2022, sales commission expenses of $13,827 and $501,483 respectively, were recorded and included in cost of revenue in the Company’s consolidated statement of operations.

Note 9. Income Taxes for years ended December 31, 2023 and 2022

The provision for income taxes consisted of the following:

	2023	2022
Current	$-	$-
Deferred	-	-
Total	$-	$-

	2023	2022
Income taxes at statutory rate	18.5%	19.0%
Change in valuation allowance	(18.5)%	(19.0)%
Other	-%	-%
Effective tax rate	-%	-%

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	2023	2022
Deferred tax assets:
Receivable from related party	$1,020	$-
Inventory	6,766	-
Deferred Revenue	-	3,082
Lease Liability	126,336	202,209
Accrued Commission	18,745	31,544
Net Operating Loss	544,191	129,220
Total deferred tax assets	$697,058	$366,055

Deferred tax liabilities:
Prepaid commissions	$-	$(1,505)
Right-of-Use Assets	(123,371)	(200,996)
Total deferred tax liabilities	$(123,371)	$(202,501)

Deferred tax assets / (liabilities), net	$573,687	$163,554
Less valuation allowance	(573,687)	(163,554)
Deferred tax asset c/f	$-	$-

After consideration of all the evidence, both positive and negative, management has recognized a valuation allowance with respect to its net deferred tax assets as at December 31, 2023 and 2022 as it believes it is unlikely that such deferred tax assets will be realized against taxable income in future years.

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Note 10. Due to Alset Inc

Alset Inc (“AEI”) is the ultimate holding company that is incorporated in the United States of America. The amount due to AEI represents short-term working capital advances to the Company for its daily operations. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AEI is non-interest bearing. Since the amount due to AEI is due upon request, it is classified as a current liability. The amounts due to AEI at December 31, 2023 and 2022 are $202,645 and $202,644 respectively.

Note 11. Due to Related Parties

Alset International Ltd. (“AIL”) is incorporated in Singapore and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to AIL represents short-term working capital advances to the Company for its daily operations. There is no written, executed agreement and no financial/non-financial covenants and the amount due to AIL is non-interest bearing. Since the amount due to AIL is due upon request, it is classified as a current liability. The amounts due to AIL at December 31, 2023 and 2022 are $1,729,901 and $1,281,427 respectively.

Alset Business Development Pte. Ltd. (“ABD”) is incorporated in Singapore and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to ABD represents amount loaned by ABD to Hapi Cafe Inc. (“HCI”) for the investment on Ketomei Pte. Ltd (“Ketomei”) in March 2022. There is no written, executed agreement and no financial/non-financial covenants and the amount due to ABD is non-interest bearing. Since the amount due to ABD is due upon request, it is classified as a current liability. The amounts due to ABD at December 31, 2023 and 2022 are $184,507 and $179,596 respectively.

BMI Capital International Ltd. (“BMI”) is incorporated in Hong Kong and is a fellow subsidiary of the common parent company, Alset Inc. The amount due to BMI represents short-term working capital advances to the Company for its daily operation. There is no written, executed agreement and no financial/non-financial covenants and the amount due to BMI is non-interest bearing. Since the amount due to BMI is due upon request, it is classified as a current liability. The amounts due to BMI at December 31, 2023 and 2022 are $1,442 and $0 respectively.

Note 12. Stockholders’ Equity

HWH has authorized 500,000,000 shares of common stock (par value $0.001 per share); and 10,000,000 shares of preferred stock (par value $0.001 per share). 10,000 shares of common stock and zero shares of preferred stock were issued and outstanding as of December 31, 2023 and 2022.

Note 13. Related Party Transactions

On December 31, 2023, the total convertible note receivable from Ketomei was $368,299, Considering ASC 326 and after reviewing the performance of Ketomei, the Company decided to record 100% impairment for the convertible note receivable and investment in associate (Note 18).

On June 10, 2021, Hapi Café Inc. (“HCI”) signed a convertible loan agreement with Ketomei Pte. Ltd. (“Ketomei”), pursuant to which HCI has agreed to grant Ketomei a loan of an aggregate principal amount of $75,525 (SG$100,000). On March 21, 2022, HCI signed a legally binding term sheet with Ketomei, and HCI has agreed to invest in Ketomei $258,186 (SG$350,000) for 28% interest in Ketomei. The investment was partially paid by the $75,525 (SG$100,000) loan borrowed to Ketomei and the accrued interest of $6,022 (SG$6,433). The balance of $183,311 (SG$243,567) was paid in cash.

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On July 28, 2022 HCI entered into binding term sheet with Ketomei and Tong Leok Siong Constant, pursuant to which HCI lent Ketomei $43,254 (SG$60,000). This loan had a 0% interest rate for the first 60 days and an interest rate of 8% per annum afterwards.

On August 4, 2022, the same parties entered into another binding term sheet (the “Second Term Sheet”) pursuant to which HCI agreed to lend Ketomei up to $260,600 (SG$360,000) pursuant to a convertible loan, with a term of 12 months. After the initial 12 months, the interest on such loan will be 8%. As of August 31, 2023, the $263,766 (SG$360,000) loan was paid by the $214,903 (SG$293,310) loan borrowed to Ketomei and $48,862 (SG$66,690) was paid for the expenses on behalf of Ketomei. In addition, pursuant to the Second Term Sheet, the July 28, 2022, loan was modified to include conversion rights. The Parties agree that the conversion rate will be at approximately $0.022 per share.

On August 31, 2023, the same parties entered into another binding term sheet pursuant to which HCI agreed to lend Ketomei up to $36,634 (SG$50,000) pursuant to a convertible loan, with a term of 12 months. After the initial 12 months, the interest on such loan will be 3.5%. As of October 31, 2023, the $37,876 (SG$50,000) loan was paid to Ketomei.

On October 26, 2023, the same parties entered into another binding term sheet pursuant to which HCI agreed to lend Ketomei up to $37,876 (SG$50,000) pursuant to a non- convertible loan, with a term of 12 months. After the initial 12 months, the interest on such loan will be 3.5%. As of December 31, 2023, the $6,766 (SG$8,932) loan was paid to Ketomei. HCI will pay the balance of $31,110 (SG$41,068) to Ketomei in the future.

The amount due from Ketomei at December 31, 2023 and 2022 are $0 and $198,125 respectively.

Revenue from F&B business amounting to approximately $7,444 and $3,287 was related to corporate sales. That revenue was derived from corporate sales to related parties who purchased meals and paid for their staff, during the years ended December 31, 2023 and 2022, respectively.

Included in Accounts Receivable, net at December 31, 2023 and 2022 is $7,405 and $560, respectively, of amounts due from related parties.

Included in other income during the year ended December 31, 2023 and 2022 is $6,756 and $3,780, respectively of rental income from related parties.

Note 14. Leases

The Company has operating leases for its office spaces in South Korea and two F&B stores in Singapore. The related lease agreements do not contain any material residual value guarantees or material restrictive covenants. Since the Company’s leases do not provide an implicit rate that can be readily determined, management uses a discount rate based on the incremental borrowing rate. The Company’s weighted-average remaining lease term relating to its operating leases is 1.43 years, with a weighted-average discount rate is 3.85%.

The Company has also utilized the following practical expedients:

●	Short-term leases – for leases that are for a period of 12 months or less, the Company will not apply the recognition requirements of ASC 842.
●	For leases that contain related non-lease components, such as maintenance, the Company will account for these payments as a single lease component.

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The current portion of operating lease liabilities and the non-current portion of operating lease liabilities are presented on the balance sheets. Total lease expenses amounted to $509,340 and $356,556 which were included in general and administrative expenses in the statements of operations for the years ended December 31, 2023 and 2022, respectively. Total cash paid for operating leases amounted to $580,580 and $355,746 for the years ended December 31, 2023 and 2022, respectively. In addition, the Company leases certain equipment on a short-term (12 months or less) basis. Total short-term lease expense of $14,348 and $11,034 is included in general and administrative expenses for the years ended December 31, 2023 and 2022, respectively. Supplemental balance sheet information related to operating leases was as follows:

December 31, 2023

Right-of-use assets	$598,508

Lease liabilities - current	$429,687
Lease liabilities - non-current	182,380
Total lease liabilities	$612,067

As of December 31, 2023, the aggregate future minimum rental payments under non-cancelable agreement are as follows:

Maturity of Lease Liabilities	Total

12 months ended December 31, 2024	$446,002
12 months ended December 31, 2025	185,540
Total undiscounted lease payments	631,542
Less: Imputed interest	(19,475)
Present value of lease liabilities	612,067
Operating lease liabilities - Current	429,687
Operating lease liabilities - Non-current	$182,380

Note 15. Commitments and Contingencies

Contingencies

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings, government actions, administrative actions, investigations or claims are pending against the Company or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition. For all periods presented, the Company was not a party to any pending material litigation or other material legal proceedings.

Note 16. Disaggregation of Revenue

Selected financial information of the Company’s operating revenue for disaggregated revenue purposes by revenue source are as follows: Product sales only represent sales to members, not third parties who are not members.

	Year ended December 31, 2023	Year ended December 31, 2022
Membership Fee	$12,293	$751,452
Product Sales	465	2,198
Food and Beverage	817,761	449,240
Total	$830,519	$1,202,890

Note 17. Concentration Risk

The Company maintains cash balances at various financial institutions in different countries. These balances are usually secured by the central banks’ insurance companies. At times, these balances may exceed the insurance limits. As of December 31, 2023 and 2022, uninsured cash balances were $611,947 and $1,435,543, respectively.

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Major Suppliers

For the year ended December 31, 2023, five suppliers accounted for approximately over 54% of the Company’s total costs of revenue.

For the year ended December 31, 2022, five suppliers accounted for approximately over 46% of the Company’s total costs of revenue.

Note 18. Investment in Associate & Convertible Note Receivable, related party

During the years ended December 31, 2022 and 2023, the Company held an equity method investment in a related party, Ketomei, and also had a convertible note receivable with Ketomei. The following table shows the activity of the investment and note during those two years.

	December 31, 2022	Additions	Loss on investment	Impairment	December 31, 2023
Investment in associate, related party	$155,369	$4,128	$(33,898)	$(125,599)	$-
Convertible note receivable, related party	198,125	170,174	-	(368,299)	-
Total	$353,494	$174,302	$(33,898)	$(493,898)	$-

	December 31, 2021	Additions	Loss on investment	Impairment	December 31, 2022
Investment in associate, related party	$-	$256,318	$(100,949)	$-	$155,369
Convertible note receivable, related party	76,723	121,402	-	-	198,125
Total	$76,723	$377,720	$(100,949)	$-	$353,494

During the year, the Company impaired the investment in associate of $155,369 to $0 and convertible note receivable of $368,299 to $0.

Note 19. Subsequent Events

On January 9, 2024, the Company announced the completion of its previously announced business combination (the “Business Combination”), with Alset Capital Acquisition Corp. (“Alset”) (Nasdaq: “ACAX” for common stock and “ACAXR” for rights), The common stock of the combined company is expected to begin trading on The Nasdaq Global Market (“Nasdaq”) under the new ticker symbol “HWH”. The Business Combination was approved at a special meeting of Alset’s stockholders on August 1, 2023. Upon the closing of the Business Combination, the previously-trading Class A common stock, and rights of Alset ceased to trade with such rights entitling its holder to receive such one-tenth (1/10) of one share of Alset Class A common stock upon the closing of the Business Combination.

On February 20, 2024, the Company invested an additional $312,064 (SG$420,000) for an additional 38.41% ownership interest in Ketomei. After this additional investment, the Company will own 55.65% of Ketomei’s outstanding shares and Ketomei will be consolidated into the financial statements of HWH International Inc beginning on February 20, 2024.

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